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                                                                    EXHIBIT 4(J)


                        FORM OF SUBSCRIPTION CERTIFICATE


Certificate No.:
                 ------------------

Name of Registered Holder
Address of Registered Holder:

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----------------------------

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            TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH
              IN THE COMPANY'S PROSPECTUS, DATED OCTOBER ___, 2001,
                    AND ARE INCORPORATED HEREIN BY REFERENCE.
            COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM
           U.S. TRUST COMPANY OF TEXAS, N.A., THE SUBSCRIPTION AGENT.
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                            SEVEN SEAS PETROLEUM INC.
               A Cayman Island exempted company limited by shares





                            SUBSCRIPTION CERTIFICATE

  Evidencing ____ Subscription Rights, each right representing the right to Purchase one $100 principal amount of 12% Series A Senior secured note ("Note") and a warrant ("Warrant") to purchase 56.08667 ordinary shares for
                               $1.782955 per share


       Subscription Price: $100, plus interest accrued since July 23, 2001 through the closing date of the Rights Offering

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        VOID IF NOT EXERCISED BEFORE 5:00 P.M., EASTERN STANDARD TIME ON
                              November ___, 2001.


THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the owner of the number of Subscription Rights set forth above, each of which entitles the owner to subscribe for and purchase one Note and one Warrant of Seven Seas Petroleum Inc., a Cayman Islands exempted company limited by shares, on the terms and subject to the conditions set forth in the Prospectus and the instructions relating hereto. The Subscription Rights represented by this Subscription Certificate may be exercised by completing Section 1 hereof. Special delivery restrictions may be specified by completing Section 2 hereof.

Dated:             , 2001
       -----------

---------------------------------                 -----------------------------
Larry A. Ray                                      Ronald A. Lefaive
President                                         Secretary


SECTION 1 - EXERCISE AND SUBSCRIPTION

The undersigned irrevocably exercises Subscription Rights to subscribe for Notes and Warrants, as indicated below on the terms and subject to the conditions specified in the Prospectus, the receipt of which is hereby acknowledged.

         (a) Number of Subscription Rights subscribed: ___________

         (b) Total Subscription Price (total number of Subscription Rights subscribed for multiplied by the Subscription Price of $100, plus interest accrued since July 23, 2001 through the closing date of the Rights Offering):
_______________

METHOD OF PAYMENT (CHECK ONE)

[ ] Certified check or bank draft (cashier's check) drawn on a U.S. bank or money order, payable to U.S. Trust Company of Texas, N.A., as Subscription Agent.

[ ] Wire transfer of immediately available funds directed to the account maintained by U.S. Trust Company of Texas, N.A., Subscription Agent for Seven Seas Petroleum Inc. at ________________, ABA #____________, Account
No. _____________


If the amount enclosed or transmitted is not sufficient to pay the purchase price for all Subscription Rights that are stated to be subscribed for, or if the number of Subscription Rights being subscribed for is not specified, the number of Subscription Rights subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all Subscription Rights that the undersigned has the right to subscribe for (such excess amount, the "Subscription Excess"),




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the Subscription Agent will return the Subscription Excess to the subscriber without interest or deduction.


SECTION 2 - SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS
            HOLDERS:

         (a) To be completed ONLY if the Notes and Warrants are to be issued in a name other than that of the registered holder. See the Instructions. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Name in which to
be issued:                                         Soc. Sec. #/Tax ID #:

-------------------------------                    -----------------------------


Address:

-------------------------------


         (b) To be completed ONLY if the certificate representing Notes and Warrants are to be sent to the registered holder at an address other than that show above. See the Instructions. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Name:

-------------------------------


Address:

-------------------------------

ACKNOWLEDGMENT -- THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

         I/We acknowledge receipt of the Prospectus and understand that, after delivery to the Subscription Agent for Seven Seas Petroleum Inc., I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.



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         The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder:                  Date:

--------------------------------------              ---------------------------

         If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the Instructions.

Name:                            Capacity:                 Soc. Sec. #/Tax ID #

------------------------         ---------------------     --------------------

Address:                                     Phone

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                            GUARANTEE OF SIGNATURE(S)

         All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. See the Instructions.

Authorized Signature:                          Name of Firm:

--------------------------------               ---------------------------------

Name:                    Title:                      Soc. Sec. #/Tax ID #:

-----------------        ----------------------      ---------------------------

Address:                                     Phone

----------------------------------------          -----------------------------


         YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN YOURSELF.

                                                Signature Guaranteed:


                                                By:
                                                   ----------------------------
                                                   Name of Bank or Firm:





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                        BACKUP WITHHOLDING CERTIFICATIONS



TIN:
         -----------------------------------

[ ] TAXPAYER I.D. NUMBER. The Taxpayer Identification Number shown above (TIN) is my correct taxpayer identification number.

[ ] BACKUP WITHHOLDING. I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

[ ] EXEMPT RECIPIENTS. I am an exempt recipient under the Internal Revenue Service Regulations.

[ ] NONRESIDENT ALIENS. I am not a United States person, or if I am an individual, I am neither a citizen nor a resident of the United States.

SIGNATURE: I certify under penalties of perjury the statements checked in this section.

X
----------------------------------------          -----------------------------
(Signature)                                                 (Date)



See "Federal Income Tax Consequences -- Information Reporting and Backup Withholding" at page 60 of the Seven Seas Petroleum Inc. Prospectus dated October __, 2001 for information concerning this certification and U.S. federal income tax withholding that may apply.



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            FORM OF INSTRUCTIONS FOR USE OF SEVEN SEAS PETROLEUM INC.
                           SUBSCRIPTION CERTIFICATES


                  The following instructions relate to a rights offering (the "Rights Offering") by Seven Seas Petroleum Inc., a Cayman Islands exempted company limited by shares (the "Company"), to the holders of its ordinary shares, par value $0.001 per share ("Common Stock"), as described in the Company's prospectus dated October __, 2001 (the "Prospectus"). Holders of record of Common Stock at the close of business on October 8, 2001 (the "Record Date") will receive one transferable subscription right (the "Subscription Rights") for each 168.26 shares of Common Stock held by them as of the close of business on the Record Date. An aggregate of up to 225,000 Subscription Rights exercisable to purchase an aggregate of up to $22,500,000 principal amount of 12% Series A Senior Secured Notes ("Notes") and warrants to purchase up to 12,619,500 shares of common stock of the Company ("Warrants') are being distributed in connection with the Rights Offering. Each Subscription Right is exercisable, upon payment of $100 in cash, plus interest accrued since July 23, 2001 through the closing date of the Rights Offering (the "Subscription Price"), to purchase one Note in the principal amount of $100 accompanied by a Warrant to purchase 56.08667 shares of Common Stock. See "Summary Questions and Answers about the Rights Offering" and "The Rights Offering" in the Prospectus.

                  No fractional Subscription Rights or cash in lieu thereof will be issued or paid. The total number of Subscription Rights issued to each shareholder will be rounded down to the nearest full Subscription Right.

                  The Subscription Rights will expire at 5:00 p.m., Eastern Standard Time, on November __, 2001 (the "Expiration Date").

                  The number of Subscription Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate section on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

                  THE SUBSCRIPTION AGENT MUST RECEIVE YOUR SUBSCRIPTION CERTIFICATE ON OR BEFORE THE EXPIRATION DATE. IN ADDITION, THE SUBSCRIPTION AGENT MUST RECEIVE PAYMENT OF THE SUBSCRIPTION PRICE FOR ALL SUBSCRIPTION RIGHTS EXERCISED ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF SUBSCRIPTION RIGHTS HAS EXERCISED THE SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

                  1. SUBSCRIPTION PRIVILEGES. To exercise Subscription Rights, properly complete and execute your Subscription Certificate and send it, together with payment in full of the Subscription Price to the Subscription Agent. Delivery of the Subscription Certificate must be made by mail, by hand delivery or by overnight delivery. FACSIMILE DELIVERY OF THE SUBSCRIPTION CERTIFICATE WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE VALID DELIVERY. All payments must be made in United States dollars by (i) certified check or bank draft (cashier's check) drawn on a U.S. bank or money



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order payable to U.S. Trust Company of Texas, N.A., as Subscription Agent or
(ii) wire transfer of immediately available funds. Banks, brokers, trusts, depositaries or other nominee holders of the Subscription Rights who exercise the Subscription Rights on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and the Company on a Nominee Holder Certification Form as to the aggregate number of Subscription Rights that have been exercised by each beneficial owner of Subscription Rights on whose behalf such nominee holder is acting. In the event such certification is not delivered in respect of a Subscription Certificate, the Subscription Agent shall for all purposes be entitled to assume that such certificate is exercised on behalf of a single beneficial owner.

                  ACCEPTANCE OF PAYMENTS. Payments will be deemed to have been received by the Subscription Agent only upon the receipt by the Subscription Agent of any certified check or bank draft (cashier's check) drawn on a U.S. bank, money order or immediately available funds transferred through a wire transfer.

                  CONTACTING THE SUBSCRIPTION AGENT. The address, telephone and facsimile numbers of the Subscription Agent, U.S. Trust Company of Texas, N.A. are as follows:

                  If by Hand Delivery or Overnight Delivery:

                           U.S. Trust Company of Texas, N.A.
                           2001 Ross Avenue, Suite 2700
                           Dallas, Texas 75201
                           Attention: Bill Barber
                           Telephone: (214) 754-1255
                           Facsimile: (214) 754-1303

                  If by First Class Mail or Registered Mail:

                           U.S. Trust Company of Texas, N.A.
                           2001 Ross Avenue, Suite 2700
                           Dallas, Texas  75201
                           Attention: Bill Barber
                           Telephone: (214) 754-1255
                           Facsimile: (214) 754-1303

                  PARTIAL EXERCISE. If you exercise less than all of the Subscription Rights evidenced by your Subscription Certificate, the Subscription Agent will issue to you a new Subscription Certificate evidencing the unexercised Subscription Rights. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in sufficient time to permit exercise of the Subscription Rights being exercised, or if you do not deliver the dollar amount sufficient to purchase the number of shares subscribed for, you will be deemed to have exercised the Subscription Right with respect to the maximum number of whole Subscription Rights which may be exercised for the Subscription Price payment you deliver.

                  2. DELIVERY OF NOTES AND WARRANTS, ETC. The following deliveries and payments to you will be made to the address shown on the face of your



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Subscription Certificate unless you provide instructions to the contrary on the reverse side of your Subscription Certificate.

                           (a) SUBSCRIPTION RIGHTS. As soon as practicable after
the valid exercise of Subscription Rights and the Expiration Date, the Subscription Agent will mail to each exercising Subscription Rights holder (i) evidence of the Notes, and (ii) Warrant certificates, each purchased pursuant to the Subscription Rights.

                           (b) EXERCISE PAYMENTS. As soon as practicable after
the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Subscription Rights holder any excess funds received (without interest or deduction) in payment of the Subscription Price for shares that are subscribed for but not allocated to such Subscription Rights holder.

                  3. TO HAVE A SUBSCRIPTION CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS. To have a Subscription Certificate divided into certificates for smaller numbers of Subscription Rights, send your Subscription Certificate, together with complete instructions (including specification of the whole number of Subscription Rights you wish to be evidenced by each new Subscription Certificate) signed by you, to the Subscription Agent, allowing three to five days for the Subscription Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you may not receive the new Subscription Certificates in time to enable you to complete an exercise by the Expiration Date. Neither Seven Seas Petroleum Inc. nor the Subscription Agent will be liable to you for any such delays.

                  4. EXECUTION.

                           (a) EXECUTION BY REGISTERED HOLDER. The signature on
the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

                           (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER.
If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, prior evidence of authority of the person executing the Subscription Certificate must accompany the name unless the Subscription Agent, in its discretion, dispenses with proof of authority.

                           (c) SIGNATURE GUARANTEES. Your signature must be
guaranteed by an Eligible Guarantor Institution if you specify special issuance or delivery instructions.


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                  5. METHOD OF DELIVERY. The method of delivery of Subscription
Certificates and the payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Subscription Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.


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